EXHIBIT 10.16


                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         THIS AGREEMENT is dated this _____ day of ___________, 19___, by and between ________________ ("Executive") and First American Railways, Inc. (the "Company").

                                    RECITALS:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the parties hereto intending to be legally bound, the Company and Executive hereby agree as follows:

                              TERMS AND CONDITIONS

         1. CONFIDENTIAL INFORMATION. Except as required if furtherance of the business of the Company, executive shall not divulge or communicate to any person, corporation, governmental agency, or other entity (except in performing Executive's duties as an employee), or use for Executive's own purposes, any trade secret or confidential commercial information, or any other information, knowledge, or data of the Company or any affiliate which is not generally known to the public (including, but not limited to, information relating to research, product and/or route development, maintenance or repair processes, purchasing, product or material costs, sales or sales strategies or prospects, pricing or pricing strategies, advertising or promotional programs, product information, or mailing or customer lists), and shall use Executive's best efforts to prevent the publication or disclosure by any other person or entity of any such secret, information, knowledge or data. While Executive is a director of the Company, all documents and objects made, compiled, received, held, or used by Executive in connection with the business of the Company shall remain the Company's property, and shall be delivered by Executive to the Company upon the termination of Executive's position with the Company for whatever reason. It is understood that Executive shall retain ownership of Executive's personal property, including Executive's private papers not containing any trade secret of confidential commercial information, or any other information, knowledge or data of the Company or any affiliate thereof.

         2. UNFAIR COMPETITION.

              (a) While Executive is an employee of the Company, Executive shall not, directly or indirectly, whether or not for compensation, and whether or not as an employee, be engaged in or have a financial interest in any other business, continue or assume any other corporate affiliations, or pursue any other commercial activities, duties, or pursuits whatsoever without the prior written consent of the Company.

              (b) As a condition of Executive's employment with the Company, and as material inducement to the Company to allow Executive to continue as an employee of the Company, Executive agrees that for a period of two years after the termination of Executive's employment with the Company for whatever reason, Executive shall not, directly or indirectly, whether or not for compensation, and whether or not as an employee, be engaged in or have a financial interest in any business competing with or which may compete with the business of the Company (or with any business of any affiliate of the Company) anywhere within the United States.

              (c) For purposes of this Agreement, Executive shall be deemed to be engaged in or have a financial interest in a business if Executive is an employee, officer, director, consultant, independent contractor, agent, security holder, proprietor, or partner of any person, partnership, corporation, trust or other entity which is engaged in such business, or if Executive directly or indirectly performs services for such entity or if Executive or any member of Executive's immediate family beneficially owns an equity interest, or interest convertible into equity, in any such entity; provided, however, that the foregoing shall not prohibit Executive or a member of Executive's immediate family from owning, for the purpose of passive investment, less than 5% of any class of securities of any publicly held corporation.

              (d) Executive agrees and acknowledges that, by virtue of Executive's employment with the Company, Executive shall have access to and maintain an intimate knowledge of the Company's activities and affairs, including trade secrets and confidential commercial information, and other confidential matters. As a result of such access and knowledge, and because of the special, unique and extraordinary services that Executive is capable of providing to the Company or any one of its competitors, Executive acknowledges that the services to be rendered by Executive to the Company are of a character giving them a peculiar value, the loss of which cannot adequately or reasonably be compensated by money damages. Consequently, Executive agrees that any breach or threatened breach by Executive of Executive's obligations under this Paragraph 2, or of Paragraphs 1 or 3 of this Agreement, would cause irreparable injury to the Company, and that the Company shall be entitled to (i) preliminary and permanent injunctions enjoining Executive from violating such provisions, and (ii) money damages in the amount of fees, compensation, benefits, profits or other remuneration earned by Executive or any competitor as a result of any such breach, together with interest, and costs and attorneys' fees expended to collect such damages or secure such injunctions, Nothing in this Agreement, however, shall be construed to prohibit the Company from pursuing any other remedy, the Company and Executive having agreed that all such remedies shall be cumulative.

              (e) Executive acknowledges that the limitations set forth in this Paragraph 2 shall not prevent Executive from earning a livelihood after Executive either leaves the Company's employ, but merely prevents unfair competition against the Company for a limited period.

         3. SOLICITATION OF EMPLOYEES. Executive agrees that for a period of two years after the termination of Executive's position with the Company, for whatever reason, Executive shall not, directly or indirectly, employ any person who was employed by the Company or any affiliate thereof, or induce such person to accept employment other than with the Company or any affiliate thereof.

         4. INVENTIONS. Executive hereby agrees that any and all improvements, inventions, discoveries, formulae, processes, methods, or designs, and any documents, things, or information relating thereto (individually and collectively, "Work Product") within the scope of any business of the Company or any affiliate thereof which Executive may conceive or make, or may have conceived or made during Executive's employment with the Company, shall be and are the sole and exclusive property of the Company, and that Executive shall, whenever requested to do so by the Company (whether during Executive's employment or thereafter), at the Company's expense, execute any and all applications, assignments, or other instruments, and do all other things (including giving testimony in any legal proceeding) which the Company may deem necessary or appropriate in order to (a) apply for, obtain, maintain, enforce, or defend letters patent of the United States or any other country for any Work Product, or (b) assign, transfer, convey, or otherwise make available to the Company any right title or interest which Executive might otherwise have in any Work Product. Executive shall promptly communicate, disclose, and, upon request, report and deliver all Work Product to the Company, and shall not use or permit any Work Product to be used for any purpose other than on behalf of the Company, whether while Executive is an employee of the Company, or thereafter.

         5. ADDITIONAL OBLIGATIONS. Executive shall, upon reasonable notice, furnish the Company with such information as may be in Executive's possession, and cooperate with the Company, as may reasonably be requested by the Company (and, after the termination of Executive's employment with the Company, with due consideration for Executive's obligations with respect to any new employment or business activity) in connection with any litigation in which the

Company or any affiliate thereof is or may become a party. The Company shall reimburse Executive for all reasonable expenses incurred by Executive in fulfilling Executive's obligations under this Paragraph 5.

         6. NOTICE. Any notice or other communication required or permitted under this Agreement by either party hereto to the other shall be in writing, and shall be deemed effective upon (a) personal delivery, if delivered by hand,
(b) three (3) days after the date deposited in the U.S. Mail, postage prepaid, if mailed by registered or certified mail, return receipt requested, or (c) the next business day, if sent by prepaid overnight courier service, and in each case addressed as follows:

         IF TO THE EXECUTIVE:                 MICHAEL J. ACIERNO
                                              5 TAM O'SHANETR LANE
                                              FORT LAUDERDALE, FLORIDA 33308
                                              FACSIMILE:  (954) 565-5144


         IF TO THE COMPANY:                   FIRST AMERICAN RAILWAYS, INC.
                                              2445 HOLLYWOOD BOULEVARD
                                              HOLLYWOOD, FLORIDA 33020
                                              ATTENTION:  RAYMOND MONTELEONE,
                                                             PRESIDENT
                                              FACSIMILE:  (954) 920-0602


                  WITH COPY TO:               OLLE, MACAULAY & ZORRILLA, P.A.
                                              1402 MIAMI CENTER
                                              201 SOUTH BISCAYNE BLVD.
                                              MIAMI, FLORIDA 33130
                                              ATTENTION:  DENNIS J. OLLE, ESQ.
                                              FACSIMILE:  (305) 358-9617


Either party may change the address or addresses to which notices are to be sent by giving notice of such change of address in the manner provided by this Paragraph 6.

         7. ENTIRE AGREEMENT. This Agreement supersedes and is in full substitution for any and all prior agreements or understandings, whether written or oral, between the parties relating to the subject matter of this Agreement.

         8. AMENDMENT. This Agreement may not be cancelled, changed, modified or amended orally, and no cancellation, change, modification or amendment hereof shall be effective or binding unless in a written instrument signed by the Company and Executive. A provision of this Agreement may be waived only by a written instrument signed by the party against whom or which enforcement of such waiver is sought.

         9. NO WAIVER. The failure at any time of either of the Company or Executive to require the performance by the other of any provision of this Agreement shall in no way affect the full right of such party to require such performance at any time thereafter, nor shall the waiver by either the Company or Executive of any breach of any provision of this Agreement be taken or held to constitute a waiver of any succeeding breach of such or any other provision of this Agreement.

         10. ASSIGNMENT. This Agreement is binding on and for the benefit of the Company and Executive and their respective successors, heirs, executors, administrators, personal representatives, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, or pledged by the Company (except to an affiliate) or by Executive without the prior written consent of the other. However, nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity which assumes this Agreement and all obligations and undertakings of the Company hereunder.

         11. SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be limited, invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places or circumstances shall remain in full force and effect.

         12. NO CONFLICT. Executive represents and warrants that Executive is not subject to any agreement, order, judgment, or decree of any kind which would prevent Executive from entering into this Agreement or performing fully Executive's obligations hereunder.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Florida, without application of its conflict or choice of law provisions.

         14. EXECUTION. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. HEADINGS. The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first above written.

                                      THE COMPANY:

                                      FIRST AMERICAN RAILWAYS, INC.,
                                        A NEVADA CORPORATION

                                      BY:_________________________________
                                         RAYMOND MONTELEONE, PRESIDENT

                                      EXECUTIVE:

                                      ____________________________________
                                      ____________________________________